UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 16, 2005

PANAMSAT HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32456	20-1728720
(Commission File Number)	(IRS Employer Identification No.)

20 Westport Road, Wilton, Connecticut	06897
(Address of Principal Executive Offices)	(Zip Code)

(203) 210-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                                      Results of Operations and Financial Condition.

On May 16, 2005, PanAmSat Holding Corporation (the “Company”) issued a news release which contained information regarding the first quarter 2005 consolidated results of the Company. The news release did not include certain financial statements, related notes and certain other financial information that will be filed with the Securities and Exchange Commission as part of the Company’s Quarterly Report on Form 10-Q. A copy of the press release relating to such announcement, dated May 16, 2005, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMSAT HOLDING CORPORATION
(Registrant)

Date: May 16, 2005	By:	/s/ James W. Cuminale
	Name:	James W. Cuminale
	Title:	Executive Vice President, Corporate Development, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated May 16, 2005

4

Exhibit 99.1

PANAMSAT REPORTS

FIRST QUARTER 2005 RESULTS

IPO Raises $900 Million – Increases Revenues and Profitability – Reduces Debt

WILTON, Conn., May 16, 2005 – PanAmSat Holding Corporation (NYSE: PA), the largest satellite-based distributor of TV channels worldwide and a leading global provider of network distribution services, reported financial results for the quarter ended March 31, 2005.

Highlights for the quarter include:

•                  Total revenues increased 1.6 percent over Q1 2004

•                  Program distribution and video services revenues, the “core” markets of the business, grew 8.4 percent over Q1 2004

•                  Adjusted EBITDA(1)  was up 6.1 percent over Q1 2004

•                  Adjusted EBITDA Margin(1) increased to 76 percent  vs. 73 percent in Q1 2004

•                  Successful IPO raised $900 million on March 17, 2005

•                  Common stock dividend policy established with intended level of $1.55 per share on an annual basis

•                  Bank debt decreased by $290 million during the quarter and senior notes of $353.5 million redeemed on April 1, 2005 for total debt reduction of $643.5 million, thus reducing the net leverage ratio of net debt to Adjusted EBITDA from 6.1x as of December 31, 2004 to 4.9x

•                  Moody’s raised PanAmSat’s corporate credit rating to Ba3 from B1

Total revenues for the first quarter of 2005 were $208.8 million, compared to revenues of $205.4 million for the same quarter last year, an increase of 1.6 percent. Adjusted EBITDA(1) which is a key performance and liquidity metric for the Company, was $163.4 million for the first quarter of 2005, as compared to $154.0 million for the same period in 2004, an increase of 6.1 percent.  Net income for the quarter was $1.1 million, or $0.01 per share, compared to a net loss of $(31.9) million, or ($0.07) per share, for the same period in 2004, during which time there was a one-time satellite impairment loss.

Commenting on the results, Joe Wright, Chief Executive Officer of PanAmSat said: “PanAmSat had a strong quarter and we are very pleased with the results. Adjusted EBITDA, which is our key metric for measuring performance and profitability, increased more than six percent as we also realized top line growth while managing for continuous improvements in operating efficiency.  As our total revenues increased almost two percent, despite the delay of some contracted projects from the first quarter to the second half of the year, the revenues in our core video business grew by over eight percent.  We continue to be on track to meet our objectives for the year, and are well positioned to realize continued growth in our core and related business.”

Wright continued, “Our year-over-year revenue growth was predominantly driven by our core video business, where we are continuing to realize incremental capacity sales for the delivery of high definition television programming (HDTV) to cable distribution systems over our satellites.  We currently maintain a 70 percent market share in HDTV full-time cable delivery in the United States, and over the last year have strengthened our HDTV programming neighborhoods to include such marquee customers as Fox, NFL, and The Outdoor Channel.  The addition of these customers to our existing HDTV neighborhoods, which already include top tier programming from HBO, Cinemax, ESPN, STARZ Encore, TNT, Warner Brothers, HDNet, and Wealth TV, further enhances our HDTV service offering and positions us well to realize continued growth in the future as consumer adoption of HDTV expands.”

(1)          See Adjusted EBITDA Reconciliation and Adjusted EBITDA Margin Reconciliation on pages 8 and 9.

CONTACT:	PanAmSat®
KATHRYN LANCIONI (MEDIA/INVESTORS) • TEL 203.210.8649
TWENTY WESTPORT ROAD • WILTON, CONN. 06897 • USA

 “We are also encouraged by recent developments in our telecommunications and satellite-based Internet protocol (IP) businesses. As international customers are looking to expand their telecommunications infrastructure, we see an opportunity to leverage low-cost ground terminal and hub management systems and provide a cost effective and efficient solution for expanding in-country and international connectivity using our satellite assets.  One example is in Mexico, where we provide capacity on our Galaxy 3C satellite to the government. Their PanAmSat capacity interconnects over 2,000 very small aperture terminals (VSAT) in support of the “e-Mexico” initiative and the government is looking to expand capacity.  We have also recently teamed up with Mexico’s Grupo Pegaso on the Banda Ancha project, providing two-way broadband services to enterprise customers in Mexico with the expectation to expand the service throughout Latin America.  In Africa, we continue to see strong demand for our telecom bandwidth and products, recently signing a substantial 5-year contract with MS Telecom for expansion of their current telecommunication services.”

Wright added, “And finally, we continue to focus on building our government market base through our G2 Satellite Services subsidiary.  Leveraging our end-to-end satellite-based capabilities for both military and civilian applications, we are expanding our service offerings to include managed network services on a global IP-based broadband platform for international communication and data transfer requirements in the United States, Middle East, Africa and other markets.  This service is the fastest growing opportunity for our G2 business.”

“At the same time, we remain focused on continually driving towards greater profitability through increased utilization of our core satellite fleet and improvements in our operating expenses.  This effort has already paid off as it enabled us to increase Adjusted EBITDA Margins(1)  to 76 percent during the quarter.  Our goal is to become the most profitable satellite-based services company in the world by providing the highest level of services to our customers while delivering a significant return on investment to our shareholders in the form of dividends and an increased stock valuation.”

Business Highlights

Fixed Satellite Services (“FSS”)

Through FSS, PanAmSat leases transponder capacity to customers for various applications, including broadcasting, news gathering, Internet access and transmission, private voice and data networks, business television, distance learning and direct to home (DTH) in addition to providing telemetry, tracking and control (TT&C) and network services to customers.

FSS revenues for the first quarter of 2005 increased $4.5 million to $193.9 million, from $189.4 million in the same period in 2004. This increase was primarily attributable to higher video services revenues of $10.5 million which was partially offset by a $5.4 million reduction in network services revenues.  The increase in video revenues was due to increases in DTH and program distribution revenues of $8.2 million as well as occasional services and other revenues of $2.3 million.  The decrease in network services revenues was primarily attributable to the expiration of a lease associated with a non-core satellite that was used by a network services customer during the first eight months of 2004.

FSS segment income from operations for the first quarter of 2005 increased by $100.2 million to $69.5 million, compared to a loss from operations of $(30.7) million for the same period in 2004. This increase was due primarily to the $99.9 million PAS-6 satellite impairment loss recorded during the first quarter of 2004, the increase in FSS revenues of $4.5 million and a decrease in depreciation and amortization expense of approximately $5.4 million, which resulted primarily from reduced depreciation on satellites that were fully depreciated or de-orbited over the last 12 months. These decreases were partially offset by the $10.4 million of sponsor management fees recorded during the first quarter of 2005, $10 million of which represented a payment for the termination of this agreement in connection with the Company’s IPO.

(2) See Reconciliation of Income (loss) From Operations To Segment EBITDA on pages 11 and 12.

FSS Segment EBITDA(2) for the first quarter of 2005 increased by $8.2 million to $160.0 million as compared to $151.8 million for the same period in 2004. This increase is primarily due to the increased FSS revenues of $4.5 million and lower operating expenses of $3.7 million.

Government Services (“G2”)

Through G2, PanAmSat provides global satellite and related telecommunications services to the U.S. government, international government entities, and their contractors. In the G2 segment, revenues for the first quarter of 2005 decreased by approximately $1.3 million to $20.5 million, compared to $21.8 million in the same period in 2004. This decrease was due primarily to a delay in the receipt of revenues of $1.5 million associated with the construction of an L-band payload on Galaxy 15.

G2 income from operations and Segment EBITDA(2) both increased by $1.2 million as compared to the same period in 2004. These increases were primarily due to a decrease in G2 direct operating costs of approximately $2.2 million, which resulted from a shift in the composition of G2 revenues to services /products with higher margins during the first quarter of 2005, as compared to the same period in 2004.

Fiscal 2005 Guidance

For the year ending December 31, 2005, the Company expects that total consolidated revenues will increase by three percent or more and Adjusted EBITDA will increase by four percent or more over full year 2004 actual reported results.

The Company expects that for full year 2005 cash payments in respect of capital expenditures, including approximately $22 million of incentive payments and interest on satellites in service, will be in the range of $155 million to $170 million and that cash interest on the Company’s debt obligations will be in the range of $200 million to $215 million.

For more detailed information about the Company’s financial guidance and trends, please visit the “Financial Guidance/Recent Presentations” page of the Investor Relations section of the Company’s website located at http://www.panamsat.com.

Investors’ Conference Call

PanAmSat will host a conference call on May 16, 2005 at 9 a.m. ET to discuss the Company’s fiscal first quarter ended March 31, 2005. Investors can participate in the conference call by dialing (866) 483-1149 (U.S. and Canada) or (706) 643-3802 (International); use the confirmation code ‘PA’.

For your convenience, the conference call can be replayed in its entirety beginning at 12 p.m. ET on May 16, 2005 through May 23, 2005. If you wish to listen to the replay of this conference call, please dial (800) 642-1687 or (706) 645-9291 and enter pass-code 5885752.

The conference call will also be broadcast live through a link on the Investor Relations page on the PanAmSat Web site at http://www.panamsat.com . Please go to the Web site at least 15 minutes prior to the call to register, download and install any necessary audio software.

About PanAmSat Holding Corporation

Through its owned and operated fleet of 23 satellites, PanAmSat Holding Corporation (NYSE: PA) is a leading global provider of video, broadcasting and network distribution and delivery services. In total, the Company’s in-orbit fleet is capable of reaching over 98 percent of the world’s population through cable television systems, broadcast affiliates, direct-to-home operators, Internet service providers and telecommunications companies. In addition, PanAmSat Holding Corporation supports the largest concentration of satellite-based business networks in the U.S., as well as specialized communications services in remote areas throughout the world. For more information, visit the Company’s web site at www.panamsat.com.

CONTACTS: Kathryn Lancioni, VP, Corporate Communications of PanAmSat Corporation, +1-203-210-8000 or Mark McCall of Financial Dynamics, +1-212-850-5600. PanAmG.

NOTE: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.  When used in this press release, the words “estimate,” “plan,” “project,” “anticipate,” “expect,” “intend,” “outlook,” “believe,” and other similar expressions are intended to identify forward-looking statements and information.  Actual results may differ materially from anticipated results due to certain risks and uncertainties, which are more specifically set forth in the “Financial Guidance/Recent Presentations” page of the Investor Relations section of our website and within our registration statement on Form S-1 (File No. 333-121463) filed with the Securities and Exchange Commission (“SEC”), as such registration statement became effective on March 16, 2005, and all of our other filings filed with the SEC from March 16, 2005 through the current date pursuant to the Securities Exchange Act of 1934. These risks and uncertainties include but are not limited to: (i) the ability of our subsidiaries to make distributions to us in amounts sufficient to make required interest and principal payments on the notes; (ii) risks associated with operating our in-orbit satellites; (iii) satellite launch failures, satellite launch and construction delays and in-orbit failures or reduced performance; (iv) our ability to obtain new or renewal satellite insurance policies on commercially reasonable terms or at all; (v) possible future losses on satellites that are not adequately covered by insurance; (vi) domestic and international government regulation; (vii) changes in our contracted backlog or expected contracted backlog for future services; (viii) pricing pressure and overcapacity in the markets in which we compete; (iv) inadequate access to capital markets; (x) competition; (xi) customer defaults on their obligations owed to us; (xii) our international operations and other uncertainties associated with doing business internationally; (xiii) our high level of indebtedness; (xiv) control by our controlling stockholders; and (xv) litigation. PanAmSat Holding Corporation cautions that the foregoing list of important factors is not exclusive.  Further, the Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control.

###

EIGHT PAGES OF UNAUDITED FINANCIAL INFORMATION TO FOLLOW

PanAmSat Holding Corporation

Summary of Operating Results

Amounts in thousands (except share data)

	Three Months Ended
	March 31, 2004	March 31, 2005

Revenues
Operating leases, satellite services and other	$201,165	$205,201
Outright sales and sales-type leases	4,265	3,607
Total Revenues	205,430	208,808

Costs and Expenses
Cost of outright sales and sales-type leases	—	(2,853)
Depreciation and amortization	75,335	69,765
Direct operating costs (exclusive of depreciation and amortization)	39,668	34,947
Selling, general & administrative expenses	17,549	18,754
Sponsor management fees	—	10,444
Loss on termination of sales-type lease	—	2,307
Facilities restructuring and severance costs	1,855	3,349
Satellite impairment loss	99,946	—
Total operating costs and expenses	234,353	136,713

Income (loss) from operations	(28,923)	72,095
Interest expense, net	31,086	75,526

Loss before income taxes	(60,009)	(3,431)
Income tax benefit	(28,080)	(4,532)

Net income (loss)	$(31,929)	$1,101

Net income (loss) per share – basic and diluted	$(0.07)	$0.01

Weighted average common shares outstanding - basic	432,013,000	78,136,000

Weighted average common shares outstanding - diluted	432,013,000	80,809,000

PanAmSat Holding Corporation

Summarized Balance Sheets

(Amounts in thousands)

	December 31, 2004	March 31, 2005
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$38,982	$449,245
Accounts receivable, net	69,380	64,807
Net investment in sales-type leases	24,776	22,207
Prepaid expenses and other current assets	26,595	29,515
Deferred income taxes	7,817	7,861
Assets held for sale	3,300	3,300

Total current assets	170,850	576,935

SATELLITES AND OTHER PROPERTY AND EQUIPMENT - Net	1,955,664	1,906,331
NET INVESTMENT IN SALES-TYPE LEASES	74,990	69,801
GOODWILL	2,244,131	2,244,131
DEFERRED CHARGES AND OTHER ASSETS - NET	326,296	310,649

TOTAL ASSETS	$4,771,931	$5,107,847

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$69,456	$66,951
Current portion of long-term debt	4,100	361,750
Current portion of satellite incentive obligations	13,148	12,565
Accrued interest payable	45,589	18,472
Dividends payable	—	5,278
Deferred revenues	26,618	26,476
Total current liabilities	158,911	491,492

LONG-TERM DEBT	3,859,038	3,217,922
DEFERRED INCOME TAXES	31,779	25,600
DEFERRED CREDITS AND OTHER	271,100	266,350

TOTAL LIABILITIES	4,320,828	4,001,364

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY	451,103	1,106,483

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,771,931	$5,107,847

PanAmSat Holding Corporation

Summarized Statements of Cash Flows

(Amounts in thousands)

	Three Months Ended
	March 31, 2004	March 31, 2005
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES
Net Income (loss)	$(31,929)	$1,101
Depreciation and amortization expense	75,335	69,765
Deferred income taxes	(30,446)	(7,615)
Amortization of debt issuance costs and other deferred charges	1,991	5,312
Accretion on senior discount notes	—	6,534
Provision for uncollectible receivables	194	90
Loss on early extinguishment of debt	—	9,521
Satellite impairment loss	99,946	—
Facilities restructuring and severance costs	1,855	3,349
Reversal of sales-type lease liabilities	—	(2,853)
Loss on termination of sales-type leases	—	2,307
Other non-cash items	(3,213)	(242)
Changes in working capital and other accounts	(33,918)	(23,945)

NET CASH PROVIDED BY OPERATING ACTIVITIES	79,815	63,324

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures (including capitalized interest) (a)	(21,684)	(22,047)
Net purchases of short-term investments	(17,200)	—
Acquisitions, net of cash acquired	(522)	—

NET CASH USED IN INVESTING ACTIVITIES	(39,406)	(22,047)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock – initial public offering	—	900,000
Repayments of long-term debt	(875)	(290,000)
Dividends to stockholders	—	(200,000)
Capitalized costs of initial public offering	—	(37,385)
Capitalized debt issuance costs	—	(634)
New incentive obligations	16,250	—
Repayment of incentive obligations	(3,413)	(3,061)
Other equity related transactions	2,615	19

NET CASH PROVIDED BY FINANCING ACTIVITIES	14,577	368,939

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(34)	47

NET INCREASE IN CASH AND CASH EQUIVALENTS	54,952	410,263
CASH AND CASH EQUIVALENTS, beginning of period	176,087	38,982
CASH AND CASH EQUIVALENTS, end of period	$231,039	$449,245

(a) Includes capitalized interest of $0.3 million and $4.7 million for the quarters ended March 31, 2004 and 2005, respectively.

PanAmSat Holding Corporation

Adjusted EBITDA Reconciliation

(Amounts in thousands)

	Three Months Ended
	March 31, 2004	March 31, 2005
Reconciliation of Net Cash Provided by Operating Activities to Net Income (Loss):
Net cash provided by operating activities	$79,815	$63,324
Depreciation and amortization	(75,335)	(69,765)
Deferred income taxes	30,446	7,615
Amortization of debt issue costs and other deferred charges	(1,991)	(5,312)
Accretion on senior discount notes	—	(6,534)
Provision for uncollectible receivables	(194)	(90)
Other non-cash items	3,213	242
Satellite impairment loss	(99,946)	—
Loss on termination of sales-type leases	—	(2,307)
Facilities restructuring and severance costs	(1,855)	(3,349)
Reversal of sales-type lease liabilities	—	2,853
Loss on early extinguishment of debt	—	(9,521)
Changes in assets and liabilities, net of acquired assets and liabilities	33,918	23,945
Net income (loss)	$(31,929)	$1,101

Reconciliation of Net Income (Loss) to EBITDA:
Net income (loss)	$(31,929)	$1,101
Interest expense, net	31,086	75,526
Income tax benefit	(28,080)	(4,532)
Depreciation and amortization	75,335	69,765
EBITDA	$46,412	$141,860

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$46,412	$141,860
Adjustment of sales-type leases to operating leases (a)	6,090	6,533
Loss on termination of sales-type leases (b)	—	2,307
Satellite impairment (c)	99,946	—
Restructuring charges (d)	1,855	3,349
Reserves for long-term receivables (e)	—	(2,853)
Reversal of allowance for customer credits (f)	2,700	—
Transaction-related costs (g)	—	10,648
Other items (h)	(3,013)	1,594
Adjusted EBITDA	$153,990	$163,438

Adjusted EBITDA Margin Reconciliation:
Revenues	$205,430	$208,808
Adjustment of sales-type leases to operating leases (a)	6,090	6,533
Adjusted Revenues	$211,520	$215,341
Adjusted EBITDA	$153,990	$163,438
Adjusted EBITDA Margin (i)	73%	76%

Adjusted EBITDA is not a presentation made in accordance with GAAP, and does not purport to be an alternative to net income (loss) determined in accordance with GAAP or as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of Adjusted

EBITDA may not be comparable to other similarly titled measures of other companies. The table above sets forth a reconciliation of Adjusted EBITDA and EBITDA to net income (loss) and to net cash provided by operating activities for the periods indicated.

The indenture governing the Company’s 10 3/8% senior discount notes, the indenture governing PanAmSat Corporation’s 9% senior notes and PanAmSat Corporation’s senior secured credit facilities contain financial covenant ratios, specifically total leverage and interest coverage ratios, that are calculated by reference to Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) plus net interest expense, income tax expense (benefit) and depreciation and amortization, further adjusted to give effect to unusual items, non-cash items and other adjustments specifically required in calculating covenant ratios and compliance under the indenture governing the Company’s 10 3/8% senior discount notes, the indenture governing PanAmSat Corporation’s 9% senior notes due 2014 and PanAmSat Corporation’s senior secured credit facilities. These adjustments include unusual items such as severance, relocation costs and one-time compensation charges, non-cash charges such as non-cash compensation expense and the other adjustments shown below. Adjusted EBITDA is a material component of these covenants. For instance, non-compliance with the financial ratio maintenance covenants contained in the senior secured credit facilities could result in the requirement that PanAmSat immediately repay all amounts outstanding under such facilities and a prohibition on PanAmSat paying dividends to the Company, and non-compliance with the debt incurrence ratios contained in the Company’s 10 3/8% senior discount notes and PanAmSat Corporation’s 9% senior notes prohibit us from being able to incur additional indebtedness or make restricted payments, including payments of dividends on our common stock, other than pursuant to specified exceptions. In addition, under the restricted payments covenants contained in the indentures, the ability of the Company and PanAmSat Corporation, as applicable, to pay dividends is restricted by a formula based on the amount of Adjusted EBITDA. We believe the adjustments listed below are in accordance with the covenants discussed above.

(a)                                  For all periods presented, adjustment of sales-type leases to operating leases represents the principal portion of the periodic sales-type lease payments that are recorded against the principal balance outstanding. These amounts would have been recorded as operating lease revenues if these agreements had been accounted for as operating leases instead of sales-type leases. These adjustments have the effect of including the principal portion of our sales-type lease payments in the period during which cash is collected.

(b)                                 For the three months ended March 31, 2005, loss on termination of sales-type leases represents the non-cash loss of $2.3 million incurred upon the conversion of one of our customer’s sales-type lease agreements to an operating lease agreement.

(c)                                  For the three months ended March 31, 2004, satellite impairment represents the pre-tax impairment charge related to the anomalies experienced by our PAS-6 satellite during the first quarter of 2004, which resulted in this satellite being de-orbited on April 2, 2004.

(d)                                 Restructuring charges represent severance costs, leasehold termination costs and/or other facility closure costs.

(e)                                  For the three months ended March 31, 2005, amount represents the reversal of approximately $2.9 million of in-orbit insurance liabilities related to sales-type leases on our Galaxy 10R satellite that are no longer insured. In January 2005, the insurance policy covering our Galaxy 10R satellite expired, was not replaced and as a result, this satellite and its related assets are no longer insured.

(f)                                    For the three months ended March 31, 2004, we recorded an allowance for customer credits related to receivables from a customer affiliated with The News Corporation, as collectibility was not reasonably assured. The adjustment represents the amount of revenues that would have been recognized had the allowance for customer credits not been recorded.

(g)                                 For the three months ended March 31, 2005, amount represents (i) $10.0 million paid to the Sponsors on March 22, 2005, in relation to the termination of their respective management services agreement with us and (ii) third party costs incurred in relation to the amendment of our senior secured credit facilities which was effective in March 2005.

(h)                                 For the three months ended March 31, 2004, other items consist of (i) $2.6 million of non-cash reserve adjustments and (ii) $1.4 million gain on the disposal of assets, partially offset by (x) $0.8 million of non-cash stock compensation expense and (y) $0.2 million loss from an investment accounted for by the equity method. For the three months ended March 31, 2005, other items consist of (i) $0.5 million of expenses for management advisory services from the Sponsors, (ii) $0.3 million loss on disposal of fixed assets and (iii) $0.8 million of non-cash stock compensation expense.

(i)                                     Adjusted EBITA Margin is calculated as Adjusted EBITDA divided by Adjusted Revenues (revenue plus the principal portion of periodic sales-type lease payments made during the period that are recorded against the principal balance outstanding) See note (a) above.. Adjusted EBITDA Margin is not a presentation made in accordance with GAAP and does not purport to be an alternative to net income (loss) determined in accordance with GAAP or as a measure of operating performance determined in accordance with GAAP.

PanAmSat Holding Corporation

Selected Segment Data

(Amounts in thousands)

	Three Months Ended
	March 31, 2004	March 31, 2005

FSS
Revenue	$189,427	$193,869
Depreciation and Amortization Expense	74,897	69,454
Income (loss) from operations	(30,673)	69,513
Segment EBITDA(2)	151,802	160,049
Capital Expenditures	21,684	21,265

G2
Revenue	$21,816	$20,459
Depreciation and Amortization Expense	438	311
Income from operations	1,750	2,981
Segment EBITDA(2)	2,188	3,422
Capital Expenditures	—	782

Eliminations
Revenue	$(5,813)	$(5,520)

Parent
Loss from operations	$—	$(399)

Total
Revenue	$205,430	$208,808
Depreciation and Amortization Expense	75,335	69,765
Income (loss) from operations	(28,923)	72,095
Capital Expenditures	21,684	22,047

(2) See Reconciliation of Income (loss) From Operations To Segment EBITDA on the pages 11 and 12.

PanAmSat Holding Corporation

FSS and G2 Operating Segments

Reconciliation of Income (Loss) From Operations To Segment EBITDA

(Amounts in thousands)

	Three Months Ended March 31,
	2004	2005

FSS Operating Segment:
Reconciliation of income (loss) from operations to Segment EBITDA:
Income (loss) from operations	$(30,673)	$69,513
Depreciation and amortization	74,897	69,454
EBITDA	44,224	138,967
Adjustment of sales-type leases to operating leases (a)	6,090	6,533
Loss on termination of sales-type leases (b)	—	2,307
Satellite impairment (c)	99,946	—
Restructuring charges (d)	1,855	3,219
Reserves for long-term receivables (e)	—	(2,853)
Reversal of allowance for customer credits (f)	2,700	—
Transaction-related costs (g)	—	10,533
Other items (h)	(3,013)	1,343
Segment EBITDA	$151,802	$160,049

G2 Operating Segment:
Reconciliation of income from operations to Segment EBITDA:
Income from operations	$1,750	$2,981
Depreciation and amortization	438	311
EBITDA	2,188	3,292
Restructuring charges (d)	—	130
Segment EBITDA	$2,188	$3,422

(a)                                  For all periods presented, adjustment of sales-type leases to operating leases represents the principal portion of the periodic sales-type lease payments that are recorded against the principal balance outstanding. These amounts would have been recorded as operating lease revenues if these agreements had been accounted for as operating leases instead of sales-type leases. These adjustments have the effect of including the principal portion of our sales-type lease payments in the period during which cash is collected.

(b)                                 For the three months ended March 31, 2005, loss on termination of sales-type leases represents the non-cash loss of $2.3 million incurred upon the conversion of one of our customer’s sales-type lease agreements to an operating lease agreement.

(c)                                  For the three months ended March 31, 2004, satellite impairment represents the pre-tax impairment charge related to the anomalies experienced by our PAS-6 satellite during the first quarter of 2004, which resulted in this satellite being de-orbited on April 2, 2004.

(d)                                 Restructuring charges represent severance costs, leasehold termination costs and/or other facility closure costs.

(e)                                  For the three months ended March 31, 2005, amount represents the reversal of approximately $2.9 million of in-orbit insurance liabilities related to sales-type leases on our Galaxy 10R satellite that are no longer insured. In January 2005, the insurance policy covering our Galaxy 10R satellite expired, was not replaced and as a result, this satellite and its related assets are no longer insured.

(f)                                    For the three months ended March 31, 2004, we recorded an allowance for customer credits related to receivables from a customer affiliated with The News Corporation, as collectibility was not reasonably assured. The adjustment represents the amount of revenues that would have been recognized had the allowance for customer credits not been recorded.

(g)                                 For the three months ended March 31, 2005, amount represents (i) $10.0 million paid to the Sponsors on March 22, 2005, in relation to the termination of their respective management services agreement with us and (ii) third party costs incurred in relation to the amendment of our senior secured credit facilities which was effective in March 2005.

(h)                                 For the three months ended March 31, 2004, other items consist of (i) $2.6 million of non-cash reserve adjustments and (ii) $1.4 million gain on the disposal of assets, partially offset by (x) $0.8 million of non-cash stock compensation expense and (y) $0.2 million loss from an investment accounted for by the equity method. For the three months ended March 31, 2005, other items consist of (i) $0.5 million of expenses for management advisory services from the Sponsors, (ii) $0.3 million loss on disposal of fixed assets and (iii) $0.5 million of non-cash stock compensation expense.

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